ZI CORPORATION
(the "Corporation")

Audit Committee (the "Audit Committee")
of the Board of Directors

CHARTER

A. Composition and Process

1.

The Audit Committee shall be composed of a minimum of three directors, all of whom shall be independent as that term is defined in Multilateral Instrument 52-110, Audit Committees ("M.I. 52-110"), and under the requirements of the NASDAQ listing standards (the "NASDAQ Standards") and any other applicable requirements of Canadian and United States securities laws.

2.

Members shall serve one-year terms and may serve consecutive terms, which are encouraged to ensure continuity of experience.

3.

The Chairperson shall be appointed by the Board of Directors for a one-year term, and may serve any number of consecutive terms.

4.

All members of the Audit Committee shall be financially literate. Financial literacy is the ability to read and understand a balance sheet, income statement and cash flow statement that present a breadth and level of complexity comparable to the Corporation's financial statements. At least one member shall have background and sophistication in finance or accounting.

5.

The Chairperson shall, in consultation with management and the external auditor and internal auditor (if any), establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to the members with sufficient time for study prior to the meeting. The external auditor will also receive notice of all meetings of the Audit Committee. The Audit Committee may employ a list of prepared questions and considerations as a portion of its review and assessment process.

6.

The Audit Committee shall meet at least four times per year and may call special meetings as required. A quorum at meetings of the Audit Committee shall be its Chairperson and one of its other members or the Chairman of the Board of Directors. The Audit Committee may hold its meetings, and members of the Audit Committee may attend meetings, by telephone conference if this is deemed appropriate.

7.

The minutes of the Audit Committee meetings shall accurately record the decisions reached and shall be distributed to Audit Committee members with copies to the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the external auditor.

8.

The Audit Committee reviews, prior to their presentation to the Board of Directors and their release, all material financial information required by securities regulations.

9.

The Audit Committee enquires about potential claims, assessments and other contingent liabilities.

10.

The Audit Committee periodically reviews with management accounting policies for appropriateness and consistency.

11.

The Charter of the Audit Committee shall be reviewed by the Board of Directors on an annual basis.

B. Authority

1.

Appointed by the Board of Directors pursuant to provisions of the Business Corporations Act (Alberta).

2.

Primary responsibility for the Corporation's financial reporting, accounting systems and internal controls is vested in senior management and is overseen by the Board of Directors. The Audit Committee is a standing committee of the Board of Directors established to assist it in fulfilling its responsibilities in this regard. The Audit Committee shall have responsibility for overseeing management reporting on internal controls. While it is management's responsibility to design and implement an effective system of internal control, it is the responsibility of the Audit Committee to ensure that management has done so.

3.

The Audit Committee shall have unrestricted access to the Corporation's personnel and documents and will be provided with the resources necessary to carry out its responsibilities.

4.

The Audit Committee shall have direct communication channels with the internal auditors (if any) and the external auditors to discuss and review specific issues as appropriate.

5.

The Audit Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

6.

The Audit Committee shall set and pay the compensation for any advisors employed by the Audit Committee.

C. Relationship with External Auditors

1.

An external auditor must report directly to the Audit Committee.

2.

The Audit Committee is directly responsible for overseeing the work of the external auditor including the resolution of disagreements between management and the external auditor regarding financial reporting.

3.

The Audit Committee shall implement structures and procedures to ensure that it meets with the external auditor on a regular basis in the absence of management.

4.

In order to preserve the independence of the external auditor the Audit Committee will:

a.

recommend to the Board of Directors the external auditor to be nominated;

b.

recommend to the Board of Directors the compensation of the external auditor's engagement; and

c.

review and pre-approve any engagements for non-audit services to be provided by the external auditors or its affiliates, together with estimated fees, and consider the impact on the independence of the external auditor.

D. Accounting Systems, Internal Controls and Procedures

The Audit Committee shall:

1.

Obtain reasonable assurance from discussions with and/or reports from management, and reports from external auditors that accounting systems are reliable and that the prescribed internal controls are operating effectively for the Corporation and its subsidiaries and affiliates.

2.

Review to ensure to its satisfaction that adequate procedures are in place for the review of the Corporation's disclosure of financial information extracted or derived from the Corporation's financial statements and will periodically assess the adequacy of those procedures.

3.

Review with the external auditor the quality and not just the acceptability of the Corporation's accounting principles.

4.

Direct the external auditor's examinations to particular areas.

5.

Review control weaknesses identified by the external auditors, together with management's response.

6.

Review with external auditors their view of the qualifications and performance of the key financial and accounting executives.

7.

Review with management and with the external auditor any proposed changes in major accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgments of management that may be material to financial reporting.

8.

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

9.

Establish a periodic review procedure to ensure that the external auditor complies with the Canadian Public Accountability Regime under Multilateral Instrument 52-108, Auditor Oversight.

10.

Review and discuss with the external auditor the Corporation's practices with respect to risk assessment and risk management.

E. Statutory and Regulatory Responsibilities

1.

Annual Financial Information - review the annual audited financial statements, including Letter to Shareholders and related press releases and recommend their approval to the Board of Directors, after discussing matters such as the selection of accounting policies (and changes thereto), major accounting judgments, accruals and estimates with management and the external auditor.

2.

Annual Report - review the management discussion and analysis ("MD &A") section and all other relevant sections of the annual report to ensure consistency of all financial information included in the annual report.

3.

Interim Financial Statements - review the quarterly interim financial statements, including the Letter to Shareholders and related press releases and recommend their approval to the Board, or if delegated by the Board to the Audit Committee, approve these items on behalf of the Board.

4.

Earnings Guidance/Forecasts - review forecasted financial information and forward looking statements.

F. Reporting

1.

Report, through the Chairperson of the Audit Committee, to the Board of Directors from time to time on the major discussions and decisions made by the Committee.

2.

Report annually to the Board of Directors on the Committee's responsibilities and how it has discharged them.

3.

Review the Committee's Charter annually and propose recommended changes to the Board.

G. Other Responsibilities

1.

Investigating fraud, illegal acts or conflicts of interest.

2.

Discussing selected issues with corporate counsel or the outside auditor or management.